UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2024

Immunocore Holdings plc
(Exact name of registrant as specified in its Charter)

England and Wales	001-39992	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

92 Park Drive, Milton Park Abingdon, Oxfordshire, United Kingdom	OX14 4RY
(Address of principal executive offices)	(Zip Code)
+44 1235 438600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value £0.002 per share	IMCR	The Nasdaq Stock Market LLC
Ordinary share, nominal value £0.002 per share*	*	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On November 8, 2024, Immunocore Limited, a subsidiary of Immunocore Holdings plc (the “Company”), prepaid in full the loan outstanding under the loan agreement (the “Pharmakon Loan Agreement”), dated as of November 8, 2022, by and among Immunocore Limited, as borrower, the Company, as parent and a credit party, certain additional credit parties and guarantors party thereto, BioPharma Credit PLC, as collateral agent (the “Collateral Agent”), and BPCR Limited Partnership and BioPharma Credit Investments V (Master) LP, as lenders (together, the “Lenders”). Immunocore Limited concurrently provided notice of its election to prepay 100% of the obligations under the Pharmakon Loan Agreement to the Collateral Agent and the Lenders on November 8, 2024.  Pursuant to the terms of the Pharmakon Loan Agreement, all obligations of Immunocore Limited and the Company under the Pharmakon Loan Agreement have been terminated and discharged as a result of such prepayment.

The aggregate cash payment to terminate the Pharmakon Loan Agreement was $52.0 million and consisted of $50.0 million for principal, $0.5 million accrued interest and $1.5 million attributable to a prepayment premium and other expenses payable by the Company pursuant to the Pharmakon Loan Agreement. Absent its early repayment and termination, the maturity date of the loan under the Pharmakon Loan Agreement would have been November 8, 2028.

The material terms of the Pharmakon Loan Agreement are summarized in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2024, and such description is incorporated herein by reference. The foregoing description of the Pharmakon Loan Agreement is qualified in its entirety by reference to the full text of the Pharmakon Loan Agreement, which was filed as Exhibit 99.4 to the Company’s Report on Form 6-K, filed with the SEC on November 9, 2022 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOCORE HOLDINGS PLC

Dated: November 8, 2024	By:	/s/ Bahija Jallal, Ph.D.
		Name:	Bahija Jallal, Ph.D.
		Title:	Chief Executive Officer